LA JOLLA PHARMACEUTICAL DATA PUBLISHED IN PEER REVIEWED JOURNALS SUPPORT POTENTIAL OF SSAO
INHIBITORS TO TREAT STROKE AND ULCERATIVE COLITIS

SAN DIEGO, December 14, 2005– Data published in two peer-reviewed articles show that La Jolla Pharmaceutical Company’s (Nasdaq: LJPC) novel, orally-active small molecule inhibitors of SSAO/VAP 1 may provide clinical benefit for the treatment of stroke, ulcerative colitis, and other autoimmune diseases and inflammatory disorders.

The first paper, by Xu et al., indicates that a potent and selective SSAO inhibitor, LJP 1207, may provide clinical benefit in the treatment of stroke. Data published in this paper demonstrates that treatment with LJP 1207 in an animal model resulted in marked reduction in the adhesion and infiltration of white blood cells into the blood vessels of the brain after the occurrence of stroke and significantly less neurological damage. The paper, entitled “Vascular adhesion protein 1 plays an important role in post-ischemic inflammation and neuropathology in diabetic, estrogen-treated ovariectomized female rates subjected to transient forebrain ischemia,” was published electronically by the Journal of Pharmacology and Experimental Therapeutics on December 8, 2005.

The second paper, by Salter-Cid et al, extends these observations concerning the potential of LJP 1207 to both acute and chronic inflammation. In a mouse model of chronic inflammation resulting in ulcerative colitis, treatment with LJP 1207 significantly reduced mortality and loss of body weight, as well as colon injury and ulceration. In a model of acute inflammation, treatment with LJP 1207 given either before or after inflammation was induced, resulted in the marked inhibition of both swelling and inflammation. The paper, entitled “Anti-inflammatory effects of inhibiting the amine oxidase activity of semicarbazide-sensitive amine oxidase,” was published in the Journal of Pharmacology and Experimental Therapeutics, volume 315, pages 553-562, 2005.

“Our findings with La Jolla’s inhibitor of SSAO/VAP-1 in stroke are particularly exciting,” said Dale Pelligrino, Ph.D., Professor and Director, Neuroanesthesia Research Laboratory, University of Illinois at Chicago. “Treatment with LJP 1207 as late as six hours after the onset of stroke in an animal model still had a positive protective effect of reducing inflammation and neurological damage.”

“We have discovered several families of potent, orally-active small molecule inhibitors of SSAO that reduce disease in a variety of animal models,” said Dr. Matthew Linnik, Executive Vice President of Research and Chief Scientific Officer of La Jolla Pharmaceutical Company. “These two papers highlight the impact of treatment with SSAO inhibitors on disease models of stroke, ulcerative colitis and general inflammation. The efficacy of our lead compounds has also been demonstrated in animal models of multiple sclerosis and rheumatoid arthritis.”

“Our results in stroke may be especially important,” added Linnik. “Although stroke is a leading cause of death and disability, there has been a lack of success in developing drug candidates to treat stroke. We look forward to selecting a clinical candidate for this program, and we are excited about the potential to provide a novel oral anti-inflammatory therapy for the treatment of a spectrum of diseases that are caused or worsened by inflammation.”

About SSAO/VAP 1

SSAO, also known as vascular adhesion protein-1 or VAP-1, is a dual-function molecule with enzymatic and adhesion activities. SSAO contributes to the adhesion of white blood cells to endothelial cells and is greatly amplified in blood vessels at sites of inflammation. The enzyme activity also produces molecules that can exacerbate inflammation. Increases in the levels of plasma or membrane-associated SSAO have been reported for many inflammation-associated diseases including rheumatoid arthritis, inflammatory bowel disease, diabetes, atherosclerosis, and chronic heart failure. In preclinical studies conducted by Company scientists, SSAO inhibitors blocked both the enzymatic and adhesion functions of SSAO and were shown in animal models to be potent inhibitors of disease activity.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent® for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. The analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus (“lupus”), LJP 1207 and any other drug candidate that we may develop, including the results of any trials or preclinical experiments that are ongoing or that we may initiate in the future, could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to its secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. The results from our clinical trials of Riquent, including the results of any trials that are ongoing or that we may initiate in the future, may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There can be no assurance, however, that we will have the necessary resources to complete any current or future trials or that any such trials will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our SSAO inhibitor program, including our development of LJP 1207, is at a very early stage of development and involves comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date in our clinical trials or animal models may not be indicative of future results. In any event, regulatory authorities may require clinical trials in addition to our current clinical trial, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: our clear need for additional financing or a collaborative agreement; obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; our ability to pass all necessary FDA inspections; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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